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                                                                 Exhibit (h)(ii)

                                  AMENDMENT TO
                      INVESTMENT COMPANY SERVICES AGREEMENT

     This Amendment dated as of June 12, 2002, is entered into by SPIRIT OF AMERICA INVESTMENT FUND, INC. (the "Fund") and PFPC INC. ("PFPC") (formerly known as First Data Investor Services Group, Inc.), the successor in interest to FPS SERVICES, INC. ("FPS").

     WHEREAS, the Fund and FPS entered into an Investment Company Services Agreement dated as of December 16, 1997 (as amended and supplemented, the "Agreement");

     WHEREAS, the Fund and PFPC wish to amend the Agreement to revise Schedule C to the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. Schedule C to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule C.

     II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                           SPIRIT OF AMERICA INVESTMENT FUND, INC.


                           By: /s/ David Lerner
                               --------------------------


                           PFPC INC.


                           By: __________________________

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                                  SCHEDULE "C"

   Identification Of Separate Series Of Shares To Which This Agreement Applies

                     1. Spirit of America Real Estate Fund
                     2. Spirit of America Value Fund